Exhibit 11

                      CONTINENTAL HEALTH AFFILIATES, INC.
                               AND SUBSIDIARIES

                         Calculation of Loss Per Share
                            (Dollars in thousands)

                           Year ended June 30, 1995

Primary Loss Per share:

Net loss applicable to common shareholders                         $       597
                                                                   ===========
Adjustment of shares outstanding:
  Weighted average number of shares outstanding                      7,826,309
  Average net additional equivalent shares issuable                         --
                                                                   -----------
  Weighted average number of common and common
    equivalent shares                                                7,826,309
                                                                   ===========
Loss per share                                                     $      (.08)
                                                                   ===========

The above does not give effect to the assumed conversion of the 6% SFr convertible bonds since the effect is antidilutive as shown below:

  Net loss applicable to common shareholders                       $      (597)
  Add after tax effect of eliminating interest
    expense applicable to 6% SFr convertible bonds                          78
                                                                   -----------
  Net loss as adjusted                                             $      (519)
                                                                   ===========
  Weighted average number of common and common
    equivalent shares                                                7,877,866
  Additional weighted average shares from assuming
    conversion of 6% SFr convertible bonds                              65,540
  Weighted average number of common and common
    equivalent shares, as adjusted                                   7,943,406
                                                                   ===========
Loss per share                                                     $      (.07)
                                                                   ===========


Fully Diluted Earnings Per Share:

Net loss applicable to common shareholders                         $      (597)
                                                                   ===========
Weighted average number of shares outstanding                        7,826,309

Add: Weighted average number of shares which could have been
     issued upon exercise of outstanding options                        51,557
                                                                   -----------
Weighted average number of shares used to compute fully
  diluted earnings per share                                         7,877,866
                                                                   ===========
Fully diluted loss per share                                       $      (.08)
                                                                   ===========


                      CONTINENTAL HEALTH AFFILIATES, INC.
                               AND SUBSIDIARIES

                       Calculation of Earnings Per Share
                            (Dollars in thousands)

                         Year ended December 31, 1994

Primary Earnings Per Share:

Net income available to common shareholders                          $       282
                                                                     ===========
Adjustment of shares outstanding:
   Weighted average number of shares outstanding                       7,783,425
   Average net additional equivalent shares issuable                        --
                                                                     -----------

   Weighted average number of common and common equivalent shares      7,783,425
                                                                     ===========
Earnings per share                                                   $       .04
                                                                     ===========

The above does not give effect to the assumed conversion of the 6% SFr convertible bonds since the effect is antidilutive as shown below:

   Net income available to common shareholders                       $       282
   Add after tax effect of eliminating interest expense
      applicable to 6% SFr convertible bonds                                 150
                                                                     -----------
   Net income as adjusted                                            $       432
                                                                     ===========
   Weighted average number of common and common
     equivalent shares                                                 8,033,994
   Additional weighted average shares from assuming
     conversion of 6% SFr convertible bonds                               65,540
                                                                     -----------
   Weighted average number of common and common
     equivalent shares, as adjusted                                    8,099,534
                                                                     ===========
Earnings per share                                                   $       .05
                                                                     ===========

Fully Diluted Earnings Per Share:

Net income available to common shareholders                          $       282
                                                                     ===========
Weighted average number of shares outstanding                          7,783,425

Add: Weighted average number of shares which could have been
     issued upon exercise of outstanding options                         250,569
                                                                     -----------
Weighted average number of shares used to compute fully diluted
  earnings per share                                                   8,033,994
                                                                     ===========
Fully diluted earnings per share                                     $       .04
                                                                     ===========


                      CONTINENTAL HEALTH AFFILIATES, INC.
                               AND SUBSIDIARIES

                       Calculation of Earnings Per Share
                            (Dollars in thousands)

                         Year ended December 31, 1993

Net income                                                           $     1,729
                                                                     ===========
Adjustment of shares outstanding:
   Weighted average number of shares outstanding                       5,189,519
   Average net additional equivalent shares issuable                        --
                                                                     -----------
   Weighted average number of common and common equivalent shares      5,189,519
                                                                     ===========
Earnings per share                                                   $       .33
                                                                     ===========

The above does not give effect to the assumed conversion of the 6% SFr convertible bonds since the effect is antidilutive as shown below:

   Net income                                                        $     1,729
   Add after tax effect of eliminating interest expense
      applicable to 6% SFr convertible bonds                                 264
                                                                     -----------
   Net income as adjusted                                            $     1,993
                                                                     ===========
   Weighted average number of common and common
      equivalent shares                                                5,261,870
   Additional weighted average shares from assuming
      conversion of 6% SFr convertible bonds                              65,540
                                                                     -----------
   Weighted average number of common and common
      equivalent shares, as adjusted                                   5,327,410
                                                                     ===========
Earnings per share                                                   $       .37
                                                                     ===========